Exhibit (16)

TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints MARIJN P. SMIT, DENNIS P. GALLAGHER and TIMOTHY J. BRESNAHAN, his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or her behalf, with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganization of Transamerica Global Equity into Transamerica International Equity, each a series of Transamerica Funds (the “Trust”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit
Marijn P. Smit, Trustee and Chairperson	Date:	December 10, 2021

/s/ Sandra N. Bane
Sandra N. Bane, Trustee	Date:	December 10, 2021

/s Leo J. Hill
Leo J. Hill, Trustee	Date:	December 10, 2021

/s/ Kathleen T. Ives
Kathleen T. Ives, Trustee	Date:	December 10, 2021

/s/ David W. Jennings
David W. Jennings, Trustee	Date:	December 10, 2021

/s/ Lauriann C. Kloppenburg
Lauriann C. Kloppenburg, Trustee	Date:	December 10, 2021

/s/ Fredric A. Nelson III
Fredric A. Nelson III, Trustee	Date:	December 10, 2021

/s/ John E. Pelletier
John E. Pelletier, Trustee	Date:	December 10, 2021

/s/ Patricia L. Sawyer
Patricia L. Sawyer, Trustee	Date:	December 10, 2021

/s/ John W. Waechter
John W. Waechter, Trustee	Date:	December 10, 2021

/s/ Alan F. Warrick
Alan F. Warrick, Trustee	Date:	December 10, 2021